Exhibit 10

HIGHWOODS PROPERTIES, INC.
2025 LONG-TERM EQUITY INCENTIVE PLAN

SECTION 1
EFFECTIVE DATE AND PURPOSE

1.1Effective Date. This Plan shall become effective upon approval by the holders of a majority of the outstanding Shares at a duly authorized meeting of the Company’s stockholders.
1.2Purpose of the Plan. The Plan is designed to provide a means to attract, motivate and retain eligible Participants and to further the growth and financial success of the Company by aligning the interests of Participants through the ownership of Shares and other incentives with the interests of the Company’s stockholders.
SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2“Award” means, individually or collectively, a grant under the Plan of Restricted Stock or Restricted Stock Units.
2.3“Award Agreement” means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement issued by the Company to a Participant describing the terms and provisions of such Award.
2.4“Board” or “Board of Directors” means the Board of Directors of the Company.
2.5“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.6“Committee” means the Compensation and Governance Committee of the Board of Directors.
2.7“Company” means Highwoods Properties, Inc., a Maryland corporation, or any successor thereto.
2.8“Employee Participant” means a Participant who is an officer or employee of the Company or a Subsidiary.
2.9“Fair Market Value” means, as of any given date, (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; (ii) the closing sales price if the Shares are listed on The Nasdaq Stock Market or other over the counter market; or (iii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee.
2.10“Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.
2.11“Non-Employee Participant” means a Participant who is not an Employee Participant.
2.12“Participant” means an officer, employee or director of the Company or a Subsidiary who has an outstanding Award under the Plan.
2.13“Performance Goals” shall mean any or all of the following: revenue, earnings, earnings per share, stock price, costs, return on equity, asset management, asset quality, asset growth, budget achievement, net operating income (NOI), average occupancy, year-end occupancy, funds from operations (FFO), cash available for distribution (CAD), total shareholder return on an absolute and/or a peer comparable basis (TSR), leverage ratios, return on assets, revenue growth, capital expenditures, customer satisfaction survey results, property operating expenses savings, design, development, permitting or other progress on designated properties, third party fee generation, leasing goals, or goals relating to acquisitions or divestitures, lease retention, liability management or credit management. Performance Goals need not be the same with respect to all Participants and may be established separately for the Company as a whole, on a per share basis, or for its various properties, groups, divisions or subsidiaries, and may be based on performance in comparison to performance by unrelated businesses specified by the Committee, in comparison to any prior period or in comparison to budget. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee.
2.14“Period of Restriction” means the period during which Restricted Stock awarded hereunder is subject to a substantial risk of forfeiture. As provided in Section 6, such restrictions may be based on the passage of time, the achievement of Performance Goals or the occurrence of other events as determined by the Committee.
2.15“Plan” means the Highwoods Properties, Inc. 2025 Long-Term Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.16“Restricted Stock” means an Award granted to a Participant with the terms ascribed to such term in Section 6.
2.17“Restricted Stock Unit” means an Award granted to a Participant with the terms ascribed to such term in Section 6.
2.18“Shares” means the shares of common stock, $0.01 par value, of the Company.
2.19“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

SECTION 3
ELIGIBILITY

3.1Participants. Awards may be granted in the discretion of the Committee to officers, employees and directors of the Company and its Subsidiaries.
3.2Non-Uniformity. Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.
SECTION 4
ADMINISTRATION

4.1The Committee. The Plan will be administered by the Committee, which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act and/or the requirements for an “outside director” under section 162(m) of the Code; provided, however, that actions by the Committee shall be valid even if one or more members of the Committee fail to satisfy such requirements. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.
4.2Authority of the Committee. The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) interpret, amend or revoke any such rules. With respect to any Award that is intended to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company to the extent permitted by law.
4.3Decisions Binding. All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.2 shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 5
SHARES SUBJECT TO THE PLAN

5.1Number of Shares. Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall not exceed 1,250,000 Shares.
5.2Lapsed Awards, etc. Shares related to Awards that are forfeited or terminated shall be available for grant under the Plan. Shares that are surrendered or withheld from issuance in connection with a Participant’s payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant, shall not be available for grant under the Plan.
5.3Adjustments in Awards and Authorized Shares. In the event of a stock dividend or stock split, the number of Shares subject to outstanding Awards and the numerical limits of Sections 5.1 and 6.1 shall automatically be adjusted to prevent the dilution or diminution of such Awards, except to the extent directed otherwise by the Committee. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1 and 6.1 in such manner as the Committee shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code. In addition, other than with respect to Awards intended to constitute “performance-based compensation” under section 162(m) of the Code, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or in response to changes in applicable laws, regulations, or accounting principles. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants.
5.4Repurchase Option. To the extent consistent with the requirements of section 409A of the Code, the Committee may include in the terms of any Award Agreement that the Company shall have the option to repurchase Shares of any Participant acquired pursuant to the Award granted under the Plan upon a Participant’s termination of employment. The terms of such repurchase right shall be set forth in the Award Agreement.
5.5Restrictions on Share Transferability. The Committee may impose such restrictions on any Award of Shares as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.
SECTION 6
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. The Committee shall determine the number of Shares to be granted to each Participant. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant. No more than 250,000 shares of Restricted Stock and/or Restricted Stock Units may be granted to any individual Employee Participant in any one calendar year. No more than 15,000 shares of Restricted Stock and/or Restricted Stock Units may be granted to any individual Non-Employee Participant in any one calendar year.
6.2Restricted Stock Agreement. Each Award of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant.

6.3Transferability. Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock and/or Restricted Stock Units may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction. The Committee may include a legend on the certificates representing Restricted Stock to give appropriate notice of such restrictions.
6.4Other Restrictions. The Committee may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate in accordance with this Section 6.4.
(a)General Restrictions. The Committee may set restrictions based upon (i) the achievement of specific Performance Goals, (ii) other performance objectives (Company-wide, divisional or individual), (iii) applicable Federal or state securities laws, (iv) time-based restrictions, or (v) any other basis determined by the Committee. Notwithstanding anything herein to the contrary, (y) with respect to Shares of Restricted Stock or Restricted Stock Units granted to Employee Participants subject solely to restrictions as described in subsection (iv) above, the minimum Period of Restriction shall be three years (provided that such Shares may vest pro rata on an annual basis during such Period of Restriction beginning on the first anniversary of the Grant Date) and (z) with respect to all other Shares of Restricted Stock or Restricted Stock Units, the minimum Period of Restriction shall be one year.
(b)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units that are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code.
(c)Retention of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.
6.5Removal of Restrictions. After an Award of Restricted Stock or Restricted Stock Units is granted, the Committee may (a) accelerate the time at which any restrictions shall lapse and waive any condition constituting a substantial risk of forfeiture, but only in the event of death, disability or involuntary termination of employment of the Participant (as determined by the Administrator) in connection with or on or after a Change in Control, and/or (b) waive any condition constituting a substantial risk of forfeiture, but only in the event of a retirement. After the end of the Period of Restriction, the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares. Restricted Stock Units shall be paid, no later than March 15 of the year following the year in which the Period of Restriction ends, in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine, as set forth in the Award Agreement. Notwithstanding the foregoing, the Committee shall not act in a manner that would cause a grant that is intended to be “performance-based compensation” under Code Section 162(m) to fail to be performance-based.
6.6Voting Rights. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock granted hereunder shall have voting rights during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
6.7Dividends and Other Distributions. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares or dividend equivalents during the Period of Restriction.
6.8Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions shall not have lapsed will revert to the Company and thereafter be available for grant under the Plan.
SECTION 7
AMENDMENT, TERMINATION, AND DURATION

7.1Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
7.2Duration of the Plan. The Plan shall become effective in accordance with Section 1.1, and subject to Section 7.1 shall remain in effect until the calendar day immediately preceding the tenth anniversary of the effective date of the Plan.
SECTION 8
TAX WITHHOLDING

8.1Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award.
8.2Withholding Arrangements. The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 9
CHANGE IN CONTROL

9.1Change in Control. Except with respect to Restricted Stock Unit Awards or any other Award that constitutes “deferred compensation” within the meaning of section 409A of the Code, an Award Agreement may provide or be amended by the Committee to provide that, unless an outstanding Award will be assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent), Awards granted under the Plan that are outstanding and not then exercisable or are subject to restrictions at the time of a Change in Control shall become immediately exercisable, and all restrictions shall be removed, as of such Change in Control, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements or that Awards may terminate upon a Change in Control. For purposes of the Plan, a Change in Control means any of the following:
(a)the acquisition (other than from the Company) in one or more transactions by any person (as such term is used in Section 13(d) of the 1934 Act) of the beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 40% or more of (A) the then outstanding Shares or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”);
(b)the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or
(c)the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.
9.2Other Awards. An Award Agreement with respect to a Restricted Stock Unit Award or any other Award that constitutes “deferred compensation” within the meaning of section 409A of the Code may provide that the Award shall vest upon a “change in control” as defined in section 409A of the Code.
SECTION 10
MISCELLANEOUS

10.1Deferrals. To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral shall be subject to such rules and procedures as shall be determined by the Committee.
10.2No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.

10.3Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
10.4Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
10.5No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).
10.6Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
10.7Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
10.8Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
10.9Requirements of Law. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.
10.10Securities Law Compliance. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
10.11Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.
10.12Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.
10.13Recoupment. Each Award granted under this Plan and any payment with respect to any Award is subject to the Company’s Incentive Compensation Recoupment Policy, as adopted on October 18, 2023, or as amended from time to time.